UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 11, 2021

Dr. Foods, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-56277	00-0000000
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3F K’s Minamiaoyama 6-6-20 Minamiaoyama, Minato-ku, Tokyo 107-0062, Japan	107-0062
(address of principal executive offices)	(zip code)

81-90-6002-4978
(registrant’s telephone number, including area code)

N/A
(former name or former mailing address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [   ]

“We”, “Us”, and or “The Company” refer to Dr. Foods, Inc., formerly known as “Catapult Solutions, Inc.”, a Nevada Company.

FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements which involve risks and uncertainties, principally in the sections entitled “Business”, and “Management’s Discussion and Analysis.” All statements other than statements of historical fact contained in this Current Report on Form 8-K, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates”, “believes”, “can”, “continue”, “could”, “estimates”, “expects”, “intends”, “may”, “plans”, “potential”, “predicts”, or “should”, or the negative of these terms or other comparable terminology. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors that may appear in this Current Report on Form 8-K, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements to vary. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements included in this document are based on information available to us on the date hereof, and we assume no obligation to update any such forward-looking statements, except as expressly required by law.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this Current Report on Form 8-K. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this Current Report on Form 8-K to conform our statements to actual results or changed expectations.

All dollar amounts used throughout this Report are in US Dollars, unless otherwise stated.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 11, 2021, we, through our wholly owned subsidiary Dr. Foods Co., Ltd., entered into and consummated a “Collaboration Agreement” with Next Meats Co., Ltd., a Japan company that shares common management with the Company, to co-develop new food products and subsequently offer them for sale. Next Meats Co., Ltd. operates in the “alternative meat” industry. It currently offers, and plans to continue to offer, amongst other things, artificial chicken and beef products made from meat substitutes.

The Collaboration Agreement is for a period of two years, and may be renewed thereafter under the same terms for additional one year terms unless terminated in writing, with three months’ notice, by either party. The Collaboration Agreement, amongst other things, details the terms and conditions by which Next Meats Co., Ltd. and Dr. Foods Co., Ltd. may co-develop, cooperate and contribute towards the development of new products and technologies. The specific allotment of tasks per project will be determined in writing by each party at the outset of collaborative efforts. Dr. Foods Co., Ltd. will primarily, although not exclusively, contribute to research and development, and Next Meats Co., Ltd. will primarily, although not exclusively, contribute to distribution of new products/technologies. Costs pursuant to the collaborative efforts of the partners, will be the respective responsibility of the party responsible for fulfilling such tasks.

Dr. Foods Co., Ltd., a Japan Company, intends to conduct research and development of new food products pursuant to the Collaboration Agreement via its three new executive officers, all of whom were appointed on October 11th of 2021. Additional information regarding the background and experience of these three individuals can be found herein beginning on page 7. From time to time we may refer to these three individuals as “Scientists”.

The Collaboration Agreement is attached herein in its entirety as exhibit 10.1.

Related Party Disclosure

Next Meats Holdings, Inc., a Nevada Company and White Knight Co., Ltd., a Japan Company, collectively are our majority shareholders. Next Meats Holdings, Inc. is pending completion of an acquisition of Next Meats Co., Ltd. At this time the aforementioned acquisition is not yet effective.

Koichi Ishizuka is the Chief Financial Officer of Next Meats Co., Ltd. and Next Meats Holdings, Inc. He is also our sole officer and Director. Koichi Ishizuka also has control over White Knight Co., Ltd., a Japan Company. He also serves as sole officer and Director of White Knight Co., Ltd.

Given the pending acquisition of Next Meats Co., Ltd. by Next Meats Holdings, Inc. is not yet completed (effective), it should be noted that as of the current date, majority control of Next Meats Co., Ltd. remains controlled collectively by Ryo Shirai, Hideyuki Sasaki, and Koichi Ishizuka (personally and via ownership of White Knight Co., Ltd., a Japan Company). At this time Next Meats Holdings, Inc. is owned and controlled by Next Meats Co., Ltd.

ITEM 5.06 CHANGE IN SHELL COMPANY STATUS

As disclosed in our Form 8-K filed on October 5, 2021, we incorporated Dr. Foods Co., Ltd., a Japan Company, as a wholly owned subsidiary of the Company. We intend to utilize Dr. Foods Co., Ltd. to, amongst other things, act as an importer, reseller, developer, and manufacturer of various food products that we may develop in the future. At this time we operate exclusively through our wholly owned subsidiary, Dr. Foods Co., Ltd.

Upon execution of the “Collaboration Agreement” entered into by our wholly owned subsidiary, Dr. Foods Co., Ltd., with Next Meats Co., Ltd., a Japan Company, (as described in Item 1.01 above), and commensurate with a notable increase in the level of our business operations, we have ceased our status as a “shell company”, as defined in Rule 12b-2 under the Exchange Act of 1934, as amended (the “Exchange Act”).

As we are no longer a shell company, we have set forth herein the information, including the information with respect to our new operations, that would be required if we were filing a general form for registration of securities on Form 10 under the Exchange Act, reflecting our common stock in this Report on Form 8-K.

ITEM 8.01 OTHER EVENTS

Currently, as of the filing date of this report, the Company is pending a FINRA corporate action to effectuate a name change from Catapult Solutions, Inc. to Dr. Foods, Inc., and to change our ticker symbol.

The legal date of our name change, August 24, 2021, will differ from the market release date when posted on FINRA’s daily list. An 8-K will be filed with the Commission after completion of our corporate actions that will detail the new CUSIP number for our common stock and ticker symbol.

While we have no assurances, we believe that the aforementioned FINRA corporate action will be completed within the next few weeks.

FORM 10 DISCLOSURE

As disclosed elsewhere in this report, the Company entered into and consummated a Collaborative Agreement with Next Meats Co., Ltd., which caused the Company to cease being defined as a “shell company” under the Securities Act of 1933, as amended. The Company has hereby elected to include herein, Form 10 like information as though the registrant was filing a general form for registration of securities on Form 10. Accordingly, we are providing below the information that would be included in a Form 10.

Business

Corporate History

We, Dr. Foods, Inc., were originally incorporated in the state of Nevada on February 26, 2021, under the name Catapult Solutions, Inc.

On February 26, 2021, Jeffrey DeNunzio was appointed Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Director.

The Company was created for the sole purpose of participating in a Nevada holding company reorganization pursuant to NRS 92A.180, NRS 92A.200, NRS 92A.230 and NRS 92A.250. The constituent corporations in the Reorganization were Ambient Water Corporation (“AWGI” or “Predecessor”), Catapult Solutions, Inc. (“Successor”), and Catapult Merger Sub, Inc. (“Merger Sub”). Jeffrey DeNunzio was the sole director/officer of each constituent corporation in the anticipated Reorganization.

Catapult Solutions, Inc. issued 1,000 common shares of its common stock to Predecessor and Merger Sub issued 1,000 shares of its common stock to Catapult Solutions, Inc. immediately prior to the Reorganization. As such, immediately prior to the merger, Catapult Solutions, Inc. became a wholly owned direct subsidiary of Ambient Water Corporation and Merger Sub became a wholly owned and direct subsidiary of Catapult Solutions, Inc.

Pursuant to the above, on April 23, 2021, Ambient Water Corporation filed Articles of Merger with the Nevada Secretary of State. The merger became effective on April 28, 2021, at 4:00 PM EST (“Effective Time”). At the Effective Time, Predecessor was merged with and into Merger Sub (the “Merger), and Predecessor became the surviving corporation. Each share of Predecessor common stock issued and outstanding immediately prior to the Effective Time was converted into one validly issued, fully paid and non-assessable share of Catapult Solutions, Inc.’s common stock. At the time of the merger, 10,000 shares of Series Z Preferred Stock were issued to CRS Consulting, LLC, a Wyoming LLC owned and controlled by Jeffrey DeNunzio, Thomas DeNunzio and Paul Moody, for services rendered to the Company. Series Z Preferred Stock has no conversion rights to any other class, and every vote of Series Z Preferred Stock has voting rights equal to 1,000,000 votes of Common Stock.

Catapult Solutions, Inc., as successor issuer to Ambient Water Corporation, continued to trade in the OTC MarketPlace under the previous ticker symbol “AWGI” until the new ticker symbol “CPSL” for the Company was released into the OTC MarketPlace on April 30, 2021. The Company was given a new CUSIP Number by CUSIP Global Services for its common stock of 14903C102.

Concurrently, with the reorganization mentioned above, the Company cancelled all of its stock held in Ambient Water Corporation resulting in Catapult Solutions, Inc. becoming a stand-alone company.

On July 20, 2021, the Company entered into a Share Purchase Agreement (the “Agreement”) by and among CRS Consulting, LLC, a Wyoming Limited Liability Company (“CRS”), White Knight Co., Ltd., a Japan Company (“WKC”), and Next Meats Holdings, Inc., a Nevada Company (“NXMH”), pursuant to which, on July 23, 2021, (“Closing Date”), CRS sold 10,000 shares of the Company’s Series Z Preferred Stock, representing approximately 81.20% voting control of the Company; 5,000 shares of Series Z Preferred Stock were transferred to WKC and 5,000 shares of Series Z Preferred Stock were transferred to NXMH. WKC and NXMH paid consideration of three hundred seventy-five thousand dollars ($375,000) (the “Purchase Price”). The consummation of the transactions contemplated by the Agreement resulted in a change in control of the Company, with WKC and NXMH, becoming the Company’s largest controlling stockholders.

On the Closing Date, July 23, 2021, Mr. Jeffrey DeNunzio resigned as the Company’s Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer. In addition, Mr. DeNunzio resigned as Director on the Closing Date and his resignation was effective upon the 10th day after the mailing of the Company’s information statement on Schedule 14f-1 to the Company’s stockholders. On the Closing Date, Mr. Koichi Ishizuka was appointed as the Company’s Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer, and Director. Mr. Ishizuka’s appointment as Director was effective upon the 10th day after the mailing of the Company’s information statement on Schedule 14f-1 to the Company’s stockholders.

A Certificate of Amendment to change our name from “Catapult Solutions, Inc.” to “Dr. Foods, Inc.” was filed with the Nevada Secretary of State on August 24, 2021 with an effective date of the date of submission.

The legal date of our name change, August 24, 2021, will differ from the market release date when posted on FINRA’s daily list.

An 8-K will be filed with the Commission after completion of our corporate actions that will detail the new CUSIP number for our common stock and ticker symbol.

On or about September 17, 2021, we incorporated Dr. Foods Co., Ltd., a Japan Company, as a wholly owned subsidiary of the Company. We intend to utilize Dr. Foods Co., Ltd. to, amongst other things, act as an importer, reseller, developer, and manufacturer of various food products that we may develop in the future. We now operate exclusively through Dr. Foods Co., Ltd. and share the same business plan as that of Dr. Foods Co., Ltd.

On October 11, 2021, we, through our wholly owned subsidiary Dr. Foods Co., Ltd., entered into and consummated a “Collaboration Agreement” with Next Meats Co., Ltd., a Japan company that shares common management with the Company, to co-develop new food products and subsequently offer them for sale. Next Meats Co., Ltd. operates in the “alternative meat” industry. It currently offers, and plans to continue to offer, amongst other things, artificial chicken and beef products made from meat substitutes.

The Collaboration Agreement is for a period of two years, and may be renewed thereafter under the same terms for additional one year terms unless terminated in writing, with three months’ notice, by either party. The Collaboration Agreement, amongst other things, details the terms and conditions by which Next Meats Co., Ltd. and Dr. Foods Co., Ltd. may co-develop, cooperate and contribute towards the development of new products and technologies. The specific allotment of tasks per project will be determined in writing by each party at the outset of collaborative efforts. Dr. Foods Co., Ltd. will primarily, although not exclusively, contribute to research and development, and Next Meats Co., Ltd. will primarily, although not exclusively, contribute to distribution of new products/technologies. Costs pursuant to the collaborative efforts of the partners, will be the respective responsibility of the party responsible for fulfilling such tasks.

Dr. Foods Co., Ltd., a Japan Company, intends to conduct research and development of new food products pursuant to the Collaboration Agreement via its three new executive officers, all of whom were appointed on October 11th of 2021. Additional information regarding the background and experience of these three individuals can be found herein beginning on page 7. From time to time we may refer to these three individuals as “Scientists”.

The Collaboration Agreement is attached herein in its entirety as exhibit 10.1.

Plant-based Food Industry

In Japan, ‘how the nation eats’ has led the country’s food self-sufficiency to a record low and we believe this threatens the country’s future food security. Among the challenges the country faces, the population’s unsustainable meat consumption has become a priority. With demand for plant-based meat in Japan growing strong, we believe green protein could offer a sustainable solution going forward.

Since March 2020, the novel coronavirus pandemic has deeply disrupted Japan’s meat import volumes from the United States and Australia with a significant drop (over 84% in June only) compared to 2019. This unprecedented crisis could be the wake-up call Japan needs to consider a more sustainable food supply system.

Parallel to the decline of meat imports, plant-based meat appeared a suitable and sustainable alternative to animal products in Japan. We believe what used to be a niche market for a long time is now becoming more widely accepted to those that may have previously been skeptical.

Today, Japan’s appetite for meat has grown to the point where the country’s domestic production can barely satisfy half of the country’s demand. In 2018, Japanese consumers ate nearly 20% more meat than two decades ago and roughly 160% more than in 1975.

The shrunken domestic production, land scarcity, heavy reliance on imports—the environmental costs associated with such dietary choices—have forced Japan to rethink its carnivorous diet. We believe the country needs to consider more sustainable food consumption where both local and global food security are not compromised. We believe ensuring food security is one of Japan’s top policy objectives. Numerous strategic measures and community programs have been crafted to improve food education and encourage responsible food choices.

In 2020, Japan’s Ministry of Agriculture, Forestry, and Fisheries (MAFF) established a “Food Tech Study Group” to diversify protein sources in the Japanese diet. As part of their action ‘menu’, the group has worked and continues to work on increasing plant-based meat consumption in Japan.

In 2019, the Japan Meat Information Service Center conducted a survey that revealed that at least 50% of the population was aware of products alternative to meat. The overall image of plant-based meat substitutes was also seemingly positive. Nearly 60% of the respondents were ready to or willing to consume greener for their health and the planet.

A year later, another study specifically conducted on soy-based meat showed that consumer awareness jumped to over 70%. By August 2020, at least 1 out of 4 consumers had tasted a vegetable alternative to meat once. The figures further revealed that consumers cook plant-based meat at home (68%) but also eat meat substitutes at restaurants (30%) and cafes (18.2%).

The rising awareness of meat alternatives isn’t unique to Japan but is part of a global movement, with the Asia-Pacific region as the fastest-growing market. Experts forecast a growth rate of at least 9.4% a year until 2025 in that region only.

Source: https://www.gourmetpro.co/blog/plant-based-meat-gaining-steam-as-sustainable-food-source-japan

Business Information

On or about September 17, 2021, we incorporated Dr. Foods Co., Ltd., a Japan Company, as a wholly owned subsidiary of the Company. We intend to utilize Dr. Foods Co., Ltd. to, amongst other things, act as an importer, reseller, developer, and manufacturer of various food products that we may develop in the future. We now operate exclusively through Dr. Foods Co., Ltd. and share the same business plan as that of Dr. Foods Co., Ltd.

Our company philosophy is to “save the next generation of ‘food’ through science and technology” through conducting scientific studies of the world’s foods. We believe that plant based foods will not only become increasingly popular over the course of the next century, but that they will also help to solve, or alleviate, many of the problems created by the current meat supply chain. Some, but certainly not all, of the negative environmental effects that have been associated with meat production are pollution through fossil fuel usage, animal methane, effluent waste, and water and land consumption.

At present, our principal focus is on the creation of plant-based food products to replace traditional animal products, while retaining the taste and texture of the original. One of our key objectives is to create microalgae food, which is to say the development of plant-based products using microalgae as a base, in order to support the health of the consumer. Microalgae, or microphytes, are microscopic algae invisible to the naked eye. They are phytoplankton typically found in freshwater and marine systems, living in both the water column and sediment. Microalgae, capable of performing photosynthesis, are important for life on earth; they produce approximately half of the atmospheric oxygen and use simultaneously the greenhouse gas carbon dioxide to grow photoautotrophically.

On October 11, 2021, we, through our wholly owned subsidiary Dr. Foods Co., Ltd., entered into and consummated a “Collaboration Agreement” with Next Meats Co., Ltd., a Japan company that shares common management with the Company, to co-develop new food products and subsequently offer them for sale. Next Meats Co., Ltd. operates in the “alternative meat” industry. It currently offers, and plans to continue to offer, amongst other things, artificial chicken and beef products made from meat substitutes.

Our strategic collaboration with Next Meats Co., Ltd. should enable us to significantly decrease the time needed for product development, while also providing us a partner who can utilize an existing distribution channel to rapidly bring our future products to market. As part of this collaboration agreement, we intend to utilize the factory at Next Meats, which includes an existing production system already in place, to greatly improve the efficiency of our scientific endeavors.

Product(s) in Active Development

1. Dr. Foie Gras

Foie gras is a specialty food product made of the liver of a duck or goose. According to French law, foie gras is defined as the liver of a duck or goose fattened by gavage (force feeding). It is a popular and well-known delicacy in French cuisine. Its flavor is described as rich, buttery, and delicate, unlike that of an ordinary duck or goose liver. Foie gras is sold whole or is prepared into mousse, parfait, or pâté, and may also be served as an accompaniment to another food item, such as steak. French law states that "Foie gras belongs to the protected cultural and gastronomical heritage of France."

Gavage-based foie gras production is controversial, due mainly to the animal welfare concerns about force-feeding, intensive housing and husbandry, and enlarging the liver to 10 times its usual volume. A number of countries and jurisdictions have laws against force-feeding, and the production, import or sale of foie gras; even where it is legal, a number of retailers decline to stock it.

Dr. Foie Gras, with development spearheaded by Alexis Guionet, a Chief Executive of Dr. Foods Co., Ltd., is made from a mix of plant products and certain spices and alcohol seasoning. Currently, the creation of Dr. Foie Gras has been completed to our satisfaction, and we are in the midst of acquiring a patent. This product is not a meat substitute, as it utilizes the technology of molecular binding from vegetable proteins. As such, the animal welfare concerns associated with traditional foie gras are circumvented in their entirety, while the taste and texture of this french delicacy are retained. We believe that this will open up sales and distribution channels that have been closed to traditional foie gras. We believe that the demand for an alternative to traditional foie gras, due to increased regulations, and an ethical focus on animal welfare, has never been higher.

2. Microalgae foods

Microalgae is an ingredient full of potential, being rich in numerous health-beneficial compounds such as omega-3 long-chain polyunsaturated fatty acids. In a search for more sustainable food systems, microalgae are considered one of the most auspicious sustainable sources of food ingredients. Photoautotrophic microalgae have a higher growth efficiency compared to conventional crops, do not need arable land, and substantially contribute to capturing atmospheric CO2. While heterotrophic microalgae use other carbon sources and do not therefore contribute to CO2 capture, they are often characterised by an even higher biomass productivity.

When the annual production of 1 ha of soybean is converted into protein, it is 0.6 tons per year, but algae (spirulina) can be produced at 9 tons per year which is 15 times more. In addition, it can be cultivated wherever there is water and light, and it is possible to utilize land that cannot be used for agricultural, such as deserts and wastelands. It is thought to be the first step in solving the problem of the shortage of agricultural land.

We are in active development of new products that use microalgae as a base in order to support and improve the overall health of the consumer. Presently, we are researching a micoralgae hamburger, as well as genetically modified soybeans. In the future, potentially as soon as 2022, we anticipate that research and development of a host of different microalgae products will begin.

Marketing Strategy

Our marketing initiatives will be conducted, at present, by Next Meats Co., Ltd., with whom we have entered into a Collaboration Agreement. Our company motto, which is comparable to that of Next Meats, is to “Save the Earth with the Power of Science”, and it is this philosophy upon which we intend for all of our marketing to be based. Although we will initially rely entirely upon Next Meats Co., Ltd., specifically upon its existing marketing department and staff, in order to conduct all marketing activities, there is the possibility that as our operations progress that we may independently begin marketing activities on our own behalf. In such an event, our future marketing activities may be altered significantly, although we cannot predict to what extent at the current time.

Expansion Plans

Given the nature of our business is highly dependent upon the progress of our research and development of plant-based foods, it is possible that any and all plans may be either sped up, or experience a delay, depending on the progress of our research efforts. Further, when our products begin distribution, we may find that our plans may be materially altered, expanded, or curtailed as dictated by market forces at the time. As such, our expansion plans should be read as a framework for our future goals, but not a guarantee that we will carry out any or all such operations in the indicated timeline.

At present our expansion plans are as follows:

We anticipate that over the course of the next few months, stretching into early 2022, we will anticipate that Dr. Foie Gras will be patented and we will begin the process of bringing Dr. Foie Gras to market. At that point, we intend to utilize the factory and production line of our strategic partner, Next Meats Co., Ltd., with whom we have entered into a Collaboration Agreement, to begin large scale production and distribution efforts. It is our intention to oversee the formation of contracts and agreements with restaurants/specialty trading companies that have a demand for our product(s). This may include, but not strictly be limited to, grilled meat chains or burger chains (Wayback Burgers as an example). We also intend, during the end of 2021 and stretching into 2022, to begin efforts to develop overseas agreements, with a particular focus on China and India at present.

Over the course of 2022, we intend to continue research on microalgae, specifically how it may be used in food products, and develop products for both domestic and overseas markets. We cannot, at this point in time, speak with any level of specificity as to the nature of the products we may develop from microalgae, as research efforts are ongoing. During this time we also have plans, which cannot be defined with any specificity at present, to seek out potential partnerships, potentially acquisitions, and to expand upon our distribution network while taking steps towards a speculative NASDAQ listing in 2023. Such a listing would only occur if we were to meet the requirements of NASDAQ at that point in time, which remains highly uncertain.

Government Regulations

The below does not extensively detail every law and regulation to which the Company may be subject to, but rather provides an overview of the kind of food safety standards to which our product(s) will be held.

The main law that governs food quality and integrity in Japan is the Food Sanitation Act ("FSA") and the law that comprehensively governs food labelling regulation is the Food Labelling Act.

The FSA regulates food quality and integrity by:

- Establishing standards and specifications for food, additives, apparatus, and food containers and packaging;

- Providing for inspection to see whether the established standards are met;

- Providing for hygiene management in the manufacture and sale of food; and

- Requiring food businesses to be licensed.

Under the FSA, additives and foods containing additives must not be sold, or be produced, imported, processed, used, stored, or displayed for marketing purposes unless the Minister of Health, Labour and Welfare ("MHLW") has declared them as having no risk to human health after seeking the views of the Pharmaceutical Affairs and Food Sanitation Council ("PAFSC"). In addition, it is not permissible to add any processing aids, vitamins, minerals, novel foods or nutritive substances to food unless they have been expressly declared by the MHLW as having no risk to human health.

The MHLW may establish specifications for methods of producing, processing, using, cooking, or preserving food or additives to be served to the public for marketing purposes ("Specifications"), or may establish standards for food ingredients or additives to be served to the public for marketing purposes ("Standards") pursuant to the FSA. Accordingly, where substances are allowed to be added to food, they may only be used within the limits expressly set by the Specifications and Standards.

Employees

Currently, we, “Dr. Foods, Inc.”, have only one employee, our sole officer and Director Koichi Ishizuka, who is not compensated at present for his services. Our wholly subsidiary, Dr. Foods Co., Ltd. has four officers, Koichi Ishizuka, Chief Executive Officer, and three Executive Officers, Dr. Alexis Guionet, Dr. Yu Lu, and Dr. Laroslav Patuk. The biographical information for Mr. Koichi Ishizuka is detailed herein on page 10 and the biographical information for Dr. Alexis Guionet, Dr. Yu Lu, and Dr. Laroslav Patuk is directly below:

Dr. Alexis Guionet (Doctor of Biology)

Alexis Guionet, age 35, graduated from Burgundy University, France, in 2008 with a License in “Science, Technology, Health: option Biology”. He earned his first Master’s Degree in “Health Biology; option Plant Biology” from Burgundy Univeristy in 2009 and his second Master’s Degree in “Nanotechnology and Nanobioscience” in 2010. In 2014 he earned his PhD in in Biophysics at the Institute of Pharmacology and Structural Biology – CNRS / Toulouse III University, France.

From 2010 to 2014, Dr. Guionet was a researcher at Veolia Environment Research and Innovation, in the department “Health and Environment” Maisons Laffite, France, where he worked on the development of a prototype for bacteria destruction by electric fields. From 2015 to 2018, Dr. Guionet was employed as a postdoctoral researcher at the Institute of Pulsed Power Science at Kumamoto University in Japan, where he researched Hydrocarbons extraction from micro-algae by electric field, arc discharge and shock wave, calcium uptake by HeLa cells submitted to electric field and shock waves for essential oil extraction from plants and yeast inactivation. From 2018 to 2020, Dr. Guionet was employed as a postdoctoral researcher at the National Institute of Material Science in Tsukuba, Japan, where he researched electrochemistry of biofilms, the study of pathogens and anaerobic bacteria, using potentisostat and nanoSIMS. From 2020 to present, Dr. Guionet has been employed as a postdoctoral researched at the Faculty of Science and Engineering at Iwate University in Japan, where he researches pulse power applied on agriculture, spore control by dielectric barrier discharge, and fungal fructification by pulsed electric field. In addition, Dr. Guionet has contributed to numerous publications in peer review over the course of his career.

Dr. Yu Lu (Doctor of Life Sciences)

Yu Lu, age 35, graduated from Beijing University of Agriculture, in Beijing, China, in 2008 with a Bachelors Degree in Biotechnology. In 2017, Dr. Lu earned his Master’s Degree and Ph.D in Life Science from Hokkaido University in Sapporo, Japan. From April 2012 to March 2017, he was a Graduate Researcher, at Hokkaido University, where he researched the functional analysis of ABI1 mediated plant C/N balance regulation in Arabidopsis and functional characterization of conventional C/N regulators, ATL31 and 14-3-3 in tomatoes. Also during this time, and at Hokkaido University, he was a Teaching Assistant for the Practice of Cell Structure and Function and the Practice of Biological Science Research.

From September of 2017 to November of 2017, Dr. Lu was a Guest Postdoctoral Fellow at the Max Planck Institute of Molecular Plant Physiology, where he researched Primary metabolites profiling with SnRK1 double knockdown mutant under different C/N condition in Arabidopsis. From April 2017 to March 2018, Dr. Lu was a Postdoctoral Fellow at Hokkaido University where he researched the functional analysis of SnRK1 pathway involved in plant C/N balance regulation. From April 2018 to March 2019, Dr. Yu was a Postdoctoral Researcher at the University of Tsukaba, where he researched a Cross-ministerial Strategic Innovation Promotion Program (SIP) project. From November 2018 to November of 2020, Dr. Lu was a Postdoctoral Researched at the University of Tsukuba.

Dr. Laroslav Patuk (Doctor of Science and Engineering)

Laroslav Patuk, age 27, graduated from the Institute of Mechanization of Agriculture, Primorskaya State Academy of Agriculture, in 2015, where he earned his Bachelors in Agricultural Engineering. In 2017, Dr. Patuk graduated from the Erasmus plus exchange program, Institute of Mechanical Engineering, Faculty of Production Engineering, Warsaw University of Life Sciences. Also in 2017, Dr. Patuk graduated from the Faculty of Mechanization of Agriculture, Stavropol State Agrarian University, where he earned his Master’s Degree in Agricultural Engineering. In 2020, Dr. Patuk earned his Ph.D in Agriculture from the Graduate School of Science and Technology, Niigata University, Japan.

In November of 2016, Dr. Patuk was a Researcher at the Institute of Mechanical Engineering at Warsaw University of Life Sciences. In April of 2019, Dr. Patuk served as a Teaching Assistant at the Laboratory for Bioproduction and Machinery, Faculty of Agriculture, at Niigata University. From October of 2020 to Present, Dr. Payuk has been employed as a Postdoctoral Researcher at the Laboratory for Bioproduction and Machinery, Faculty of Agriculture, Graduate School of Science and Technology, at Niigata University.

Competition

The plant-based food industry is highly competitive, with a major market share held by prominent companies, such as Impossible Foods, an American food technology company that manufactures and develops plant-based artificial meats and dairy products with its headquarters in Redwood City, California. Their corporate value is estimated at $10 billion and the number of stores that stock their products has gone from 150 to 20,000 over the course of one year (as of May 4, 2021). We have direct competition in regards to our future microalgae product offerings as well, specifically Sophie’s BioNutrients, a Singapore Biofood technology company, has created milk derived from microalgae, and New Wave Foods has created shrimp products from microalgae, and hopes to product new lobster, scallops and crab products from microalgae in the future.

Despite these, and other, competitors, we believe that we have competitive strengths which poise Dr. Foods, Inc. to become a prominent market participant in the plant based food industry going forward. Our wholly owned subsidiary Dr. Foods Co., Ltd., through which we operate at this time, is staffed with researchers with high technical capabilities from all over the world, and know-how to molecularly bind and form plant proteins from powder. We have the capability to enter into mass production by utilizing the existing production line of Next Meats Co., Ltd., as a result of the collaboration agreement we have entered into with Next Meats Co., Ltd. Further, we believe that the business experience, and existing business relationships, established by our executive officer, will allow us to enter into the market expeditiously and may lead to future collaborate business arrangements that are highly beneficial to the company and its shareholders. Additionally, our goal to “save the next generation of ‘food’ through science and technology” is one that we believe resonates with an increasingly wellness conscious population that seeks to decrease many of the environmental issues facing the world today caused by, in what we believe is a considerable part, the existing meat market,

RISK FACTORS

An investment in our common stock is highly speculative, and should only be made by persons who can afford to lose their entire investment in us.

We qualify as a smaller reporting company, as defined by Item 10 of Regulation S-K and, thus, are not required to provide the information required by this Item.

MANAGEMENT’S DISCUSSION AND ANALYSIS

Summary of Current Operations

On or about September 17, 2021, we incorporated Dr. Foods Co., Ltd., a Japan Company, as a wholly owned subsidiary of the Company. We intend to utilize Dr. Foods Co., Ltd. to, amongst other things, act as an importer, reseller, developer, and manufacturer of various food products that we may develop in the future. We now operate exclusively through Dr. Foods Co., Ltd. and share the same business plan as that of Dr. Foods Co., Ltd.

At present, we do not have a cash balance or source of revenue to fund our activities going forward. We have been utilizing funds from and may continue to utilize funds from Koichi Ishizuka, our Chief Executive Officer.

Mr. Ishizuka has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. In order to implement our plan of operations for the next twelve-month period, we may require further funding. Being a start-up stage company, we have a very limited operating history. After a twelve-month period, we may need additional financing but currently do not have any arrangements for such financing. We may, however, request the assistance of Next Meats Co., Ltd. and or White Knight Co., Ltd. to loan, gift, or advance us funding although neither party has any obligation to do so.

If we need additional cash and cannot raise it, we may have to scale back or curtail operations until we have the financing needed to resume or advance operations.

On October 11, 2021, we, through our wholly owned subsidiary Dr. Foods Co., Ltd., entered into and consummated a “Collaboration Agreement” with Next Meats Co., Ltd., a Japan company, that shares common management with the Company, to co-develop new food products and subsequently offer them for sale. Next Meats Co., Ltd. operates in the “alternative meat” industry. It currently offers, and plans to continue to offer, amongst other things, artificial chicken and beef products made from meat substitutes.

The Collaboration Agreement is for a period of two years, and may be renewed thereafter under the same terms for additional one year terms unless terminated in writing, with three months’ notice, by either party. The Collaboration Agreement, amongst other things, details the terms and conditions by which Next Meats Co., Ltd. and Dr. Foods Co., Ltd. may co-develop, cooperate and contribute towards the development of new products and technologies. The specific allotment of tasks per project will be determined in writing by each party at the outset of collaborative efforts. Dr. Foods Co., Ltd. will primarily, although not exclusively, contribute to research and development, and Next Meats Co., Ltd. will primarily, although not exclusively, contribute to distribution of new products/technologies. Costs pursuant to the collaborative efforts of the partners, will be the respective responsibility of the party responsible for fulfilling such tasks.

Dr. Foods Co., Ltd., a Japan Company, intends to conduct research and development of new food products pursuant to the Collaboration Agreement via its three new executive officers, all of whom were appointed on October 11th of 2021. Additional information regarding the background and experience of these three individuals can be found above beginning on page 7. From time to time we may refer to these three individuals as “Scientists”.

The Collaboration Agreement is attached herein in its entirety as exhibit 10.1.

Fiscal Year End

Our fiscal year end is March 31st and the fiscal year end of our wholly owned subsidiary, Dr. Foods Co., Ltd. is August 31st.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of the date of this report, the Company has 2,315,276,582 shares of common stock issued and outstanding and 10,000 shares of Series Z preferred stock issued and outstanding, which number of issued and outstanding shares of common stock and preferred stock have been used throughout this report.

(a) Security ownership of certain beneficial owners.

The following table sets forth, as of the date of this registration statement, the number of shares of common stock and preferred stock owned of record and beneficially by executive officers, directors and persons who beneficially own more than 5% of the outstanding shares of our common stock and or preferred stock.

If no address is present in the table below it should be presumed that the respective beneficial owner’s mailing address is that for the Company.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (Common Shares)	Percentage of Class (Common)	Amount and Nature of Beneficial Ownership (Preferred Shares)	Percentage of Class (Preferred)	Total Voting Percentage

Officers and Directors
Koichi Ishizuka (1) (2)	0	0%	5,000	50%	40.60%
5% or Greater Shareholders
White Knight Co., Ltd. (1)	0	0%	5,000	50%	40.60%
Next Meats Holdings, Inc. (2) 3F 1-16-13 Ebisu Minami Shibuya-ku,Tokyo Japan	0	0%	5,000	50%	40.60%
Total Voting Percentage (5% or greater shareholders and Officers/ Directors as a group)					80.20%
_________________________________________

1 Mr. Koichi Ishizuka serves as our Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer, and Director. White Knight Co., Ltd. is owned and controlled by Koichi Ishizuka. The above row that denotes ownership for Koichi Ishizuka, individually, is comprised of his indirect holdings in the Company via White Knight Co., Ltd.

2 The majority shareholder of Next Meats Holdings, Inc., holding 97.47% voting control of Next Meats Holdings, Inc., is Next Meats Co., Ltd. Currently, Mr. Koichi Ishizuka, directly, and indirectly through his ownership of White Knight Co., Ltd., has approximately 23.35% voting control of Next Meats Co., Ltd.

As Mr. Ishizuka does not maintain majority control of Next Meats Co., Ltd., the majority shareholder of Next Meats Holdings, Inc., the voting interest of Next Meats Holdings, Inc. has not been added to the row above for Koichi Ishizuka.

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

DIRECTORS AND EXECUTIVE OFFICERS

Biographical information regarding the officers and Directors of the Company, who will continue to serve as officers and Directors of Dr. Foods, Inc. are provided below:

Dr. Foods, Inc.

NAME	AGE	POSITION
Koichi Ishizuka	50	Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Director

Koichi Ishizuka

Mr. Koichi Ishizuka, age 50, attended the University of Aoyama Gakuin where he received his MBA in 2004. Several years later in 2011 he graduated from the Advanced Management Program at Harvard School of Business. Following Mr. Ishizuka’s formal education, he took a position as the head of marketing with Thomson Reuters, a mass media and information firm. Thereafter, he served as the CEO of Xinhua Finance Japan in 2006, Fate Corporation in 2008, and LCA Holdings., Ltd in 2009. Currently, Mr. Ishizuka serves as the Chief Executive Officer of OFF Line Co., Ltd., Photozou Co., Ltd., Photozou Holdings, Inc., Photozou Koukoku Co., Ltd., Off Line International, Inc. and OFF Line Japan Co., Ltd. He has held the position of CEO with OFF Line Co., Ltd. since 2013, Photozou Co., Ltd since 2016, Photozou Holdings, Inc since 2017, Photozou Koukoku Co., Ltd. since 2017, Off Line International, Inc. since 2019 and OFF Line Japan Co., Ltd. since 2018. On November 18, 2020, he was appointed as Chief Financial Officer of Next Meats Holdings, Inc., a position he still holds today. Koichi Ishizuka also has an equity interest in Next Meats Holdings, Inc. Koichi Ishizuka is also Chief Financial officer of Next Meats Co., Ltd., a Japanese alternative meat company. It should be noted Koich Ishizuka is also currently a minority shareholder of Next Meats Co., Ltd. Since its inception on April 14, 2021, Koichi Ishizuka has served as CEO of WB Burgers Japan Co., Ltd., a Japanese Company. On May 7, 2021, Mr. Koichi Ishiukza was appointed as the Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer, and Director of Business Solutions Plus, Inc., which is now known as WB Burgers Asia, Inc.

Corporate governance

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the Securities and Exchange Commission (the “SEC”) and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations. The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and Directors as the Company is not required to do so.

In lieu of an Audit Committee, the Company’s Board of Directors, is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company's financial statements and other services provided by the Company’s independent public accountants. The Board of Directors reviews the Company's internal accounting controls, practices and policies.

Committees of the Board

Our Company currently does not have nominating, compensation, or audit committees or committees performing similar functions nor does our Company have a written nominating, compensation or audit committee charter. Our sole Director believes that it is not necessary to have such committees, at this time, because the Director can adequately perform the functions of such committees.

Audit Committee Financial Expert

Our Board of Directors has determined that we do not have a board member that qualifies as an "audit committee financial expert" as defined in Item 407(D)(5) of Regulation S-K, nor do we have a Board member that qualifies as "independent" as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(14) of the FINRA Rules.

We believe that our Director is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The Director of our Company does not believe that it is necessary to have an audit committee because management believes that the Board of Directors can adequately perform the functions of an audit committee. In addition, we believe that retaining an independent Director who would qualify as an "audit committee financial expert" would be overly costly and burdensome and is not warranted in our circumstances given the stage of our development and the fact that we have not generated any positive cash flows from operations to date.

Involvement in Certain Legal Proceedings

Our officer and director has not been involved in any of the following events during the past ten years.

1.	bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or
4.	being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.
5.	Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;
6.	Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;
7.	Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:(i) Any Federal or State securities or commodities law or regulation; or(ii) Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or(iii) Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
8.	Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Independence of Directors

We are not required to have independent members of our Board of Directors, and do not anticipate having independent Directors until such time as we are required to do so.

Code of Ethics

We have not adopted a formal Code of Ethics. The Board of Directors evaluated the business of the Company and the number of employees and determined that since the business is operated by a small number of persons (currently only Koichi Ishizuka), general rules of fiduciary duty and federal and state criminal, business conduct and securities laws are adequate ethical guidelines. In the event our operations, employees and/or Directors expand in the future, we may take actions to adopt a formal Code of Ethics.

Shareholder Proposals

Our Company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for Directors. The Board of Directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our Company does not currently have any specific or minimum criteria for the election of nominees to the Board of Directors and we do not have any specific process or procedure for evaluating such nominees. The Board of Directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our Board of Directors may do so by directing a written request addressed to our President, at the address appearing on the first page of this Information Statement.

EXECUTIVE COMPENSATION

Summary Compensation Table:

Note: We, Dr. Foods, Inc., were originally incorporated in the state of Nevada on February 26, 2021, under the name Catapult Solutions, Inc. We have only completed one fiscal year since our inception.

Name and principal position	Year Ended March 31	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Koichi Ishizuka Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer, and Director	2021	0	0	0	0	0	0	0	0

Jeffrey DeNunzio, Former Sole Officer and Director	2021	0	0	0	0	0	0	0	0

Note to above table: On July 23, 2021, Mr. Jeffrey DeNunzio resigned as the Company’s Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer, and Director. On July 23, 2021, Mr. Koichi Ishizuka was appointed as the Company’s Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer, and Director.

Compensation of Directors

The table above summarizes all compensation of our directors through our most recent fiscal year end March 31, 2021.

Stock Option Grants

We have not granted any stock options to our executive officers since our incorporation.

Employment Agreements

We do not have an employment or consulting agreement with our sole officer and Director.

Compensation Discussion and Analysis

Director Compensation

Our Board of Directors does not currently receive any consideration for their services as members of the Board of Directors. The Board of Directors reserves the right in the future to award the members of the Board of Directors cash or stock based consideration for their services to the Company, which awards, if granted shall be in the sole determination of the Board of Directors.

Executive Compensation Philosophy

Our Board of Directors determines the compensation given to our executive officers in their sole determination. Our Board of Directors reserves the right to pay our executive or any future executives a salary, and/or issue them shares of common stock issued in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance. This package may also include long-term stock based compensation to certain executives, which is intended to align the performance of our executives with our long-term business strategies. Additionally, while our Board of Directors has not granted any performance base stock options to date, the Board of Directors reserves the right to grant such options in the future, if the Board in its sole determination believes such grants would be in the best interests of the Company.

Incentive Bonus

The Board of Directors may grant incentive bonuses to our executive officer and/or future executive officers in its sole discretion, if the Board of Directors believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.

Long-term, Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy we may award our executive and any future executives with long-term, stock-based compensation in the future, in the sole discretion of our Board of Directors, which we do not currently have any immediate plans to award.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

General Information

On July 20, 2021, the Company entered into a Share Purchase Agreement (the “Agreement”) by and among CRS Consulting, LLC, a Wyoming Limited Liability Company (“CRS”), White Knight Co., Ltd., a Japan Company (“WKC”), and Next Meats Holdings, Inc., a Nevada Company (“NXMH”), pursuant to which, on July 23, 2021, (“Closing Date”), CRS sold 10,000 shares of the Company’s Series Z Preferred Stock, representing approximately 81.20% voting control of the Company; 5,000 shares of Series Z Preferred Stock were transferred to WKC and 5,000 shares of Series Z Preferred Stock were transferred to NXMH. WKC and NXMH paid consideration of three hundred seventy-five thousand dollars ($375,000) (the “Purchase Price”). The consummation of the transactions contemplated by the Agreement resulted in a change in control of the Company, with WKC and NXMH, becoming the Company’s largest controlling stockholders.

On the Closing Date, July 23, 2021, Mr. Jeffrey DeNunzio resigned as the Company’s Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer, and Director. On the Closing Date, Mr. Koichi Ishizuka was appointed as the Company’s Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer, and Director.

On or about September 17, 2021, we incorporated Dr. Foods Co., Ltd., a Japan Company, as a wholly owned subsidiary of the Company. We intend to utilize Dr. Foods Co., Ltd. to, amongst other things, act as an importer, reseller, developer, and manufacturer of various food products that we may develop in the future. We now operate exclusively through Dr. Foods Co., Ltd. and share the same business plan as that of Dr. Foods Co., Ltd.

On October 11, 2021, we, through our wholly owned subsidiary Dr. Foods Co., Ltd., entered into and consummated a “Collaboration Agreement” with Next Meats Co., Ltd., a Japan company that shares common management with the Company, to co-develop new food products and subsequently offer them for sale. Next Meats Co., Ltd. operates in the “alternative meat” industry. It currently offers, and plans to continue to offer, amongst other things, artificial chicken and beef products made from meat substitutes.

The Collaboration Agreement is for a period of two years, and may be renewed thereafter under the same terms for additional one year terms unless terminated in writing, with three months’ notice, by either party. The Collaboration Agreement, amongst other things, details the terms and conditions by which Next Meats Co., Ltd. and Dr. Foods Co., Ltd. may co-develop, cooperate and contribute towards the development of new products and technologies. The specific allotment of tasks per project will be determined in writing by each party at the outset of collaborative efforts. Dr. Foods Co., Ltd. will primarily, although not exclusively, contribute to research and development, and Next Meats Co., Ltd. will primarily, although not exclusively, contribute to distribution of new products/technologies. Costs pursuant to the collaborative efforts of the partners, will be the respective responsibility of the party responsible for fulfilling such tasks.

Dr. Foods Co., Ltd., a Japan Company, intends to conduct research and development of new food products pursuant to the Collaboration Agreement via its three new executive officers, all of whom were appointed in October of 2021. Additional information regarding the background and experience of these three individuals can be found herein beginning on page 7. From time to time we may refer to these three individuals as “Scientists”.

Monetary Transactions as Reported in our Form 10-Q for the period ended June 30, 2021

The Company’s former sole officer and director, Jeffrey DeNunzio, paid expenses on behalf of the company totaling $5,250 during the period ended June 30, 2021.

The Company’s former sole officer and director, Jeffrey DeNunzio, paid expenses on behalf of the company totaling $2,010 during the period ended March 31, 2021.

The $7,260 in total payments are considered contributions to the company with no expectation of repayment and are posted as additional paid-in capital.

Related Parties

Next Meats Holdings, Inc., a Nevada Company and White Knight Co., Ltd., a Japan Company, collectively are our majority shareholders. Next Meats Holdings, Inc. is pending completion of an acquisition of Next Meats Co., Ltd. At this time the aforementioned acquisition is not yet effective.

Koichi Ishizuka is the Chief Financial Officer of Next Meats Co., Ltd. and Next Meats Holdings, Inc. He is also our sole officer and Director. Koichi Ishizuka also has control over White Knight Co., Ltd., a Japan Company. He also serves as sole officer and Director of White Knight Co., Ltd.

Given the pending acquisition of Next Meats Co., Ltd. by Next Meats Holdings, Inc. is not yet completed (effective), it should be noted that as of the current date, majority control of Next Meats Co., Ltd. remains controlled collectively by Ryo Shirai, Hideyuki Sasaki, and Koichi Ishizuka (personally and via ownership of White Knight Co., Ltd., a Japan Company). At this time Next Meats Holdings, Inc. is owned and controlled by Next Meats Co., Ltd.

The Executive Officers of our wholly owned subsidiary Dr. Foods Co., Ltd., Koichi Ishizuka, Dr. Alexis Guionet, Dr. Yu Lu, and Dr. Laroslav Patuk are also employees and or officers of Next Meats Co., Ltd., a Japan Company.

Office Space

As of the date of this report, we utilize home office space of our management at no cost, and as needed for product development, we share office space with that of Next Meats Co., Ltd. Next Meats Co., Ltd. allows us to utilize their facility and various assets at no cost for the development and research of new products that we may collectively bring to market in the future.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officers, Directors and significant stockholders. We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional Directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof. On a moving forward basis, our Directors will continue to approve any related party transaction.

Market Price of & dividends on the registrants common equity & related matters

(a) Market Information.

Our common stock is currently quoted on the OTC Pink Tier under the symbol “CPSL” There is currently a limited trading market in the Company’s shares of common stock.

Over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

Quarter Ended	High Bid	Low Bid
June 30, 2021 [1]	$0.0244	$0.0097
September 30, 2021	$0.071	$0.0135

1 We were a party to a corporate reorganization, legally effective April 28, 2021. Information regarding this reorganization is detailed herein on page 4. Prior to this reorganization, we have no information to report pursuant to the above table. The quarter ending June 30, 2021 only includes data stemming back to April 28, 2021.

(b) Holders.

As of the date of this report, the Company has 2,315,276,582 shares of common stock issued and outstanding and 10,000 shares of Series Z preferred stock issued and outstanding, which number of issued and outstanding shares of common stock and preferred stock have been used throughout this report.

As of the date of this report, we have approximately 176 shareholders of record of our common stock. This is inclusive of Cede and Co., which is deemed to be one shareholder of record. For further clarification, Cede & Co. is currently defined by the “NASDAQ”, as “a Nominee name for The Depository Trust Company, a large clearing house that holds shares in its name for banks, brokers and institutions in order to expedite the sale and transfer of stock.”

(c) Dividends.

We have not paid any cash dividends to date and do not anticipate or contemplate paying dividends in the foreseeable future. It is the present intention of our management to utilize all available funds for the development of our business.

LEGAL PROCEEDINGS

From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. We are not currently involved in legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations. We may become involved in material legal proceedings in the future.

RECENT SALES OF UNREGISTERED SECURITIES

None.

DESCRIPTION OF SECURITIES

(a) Common and Preferred Stock.

We are authorized by our Certificate of Incorporation to issue an aggregate of 2,420,000,000 shares of capital stock, of which 2,400,000 are shares of common stock, par value $0.0001 per share (the "Common Stock") and 20,000,000 are shares of preferred stock, par value $0.0001 per share (the Preferred Stock) of which 10,000 shares are designated as Series Z Preferred Stock, $0.0001 par value each. As of of the date of this registration statement, 2,315,276,582 shares of Common Stock and 10,000 shares of Preferred Series Z Stock were issued and outstanding.

Common Stock

All shares of Common Stock are of the same class and have equal rights and attributes. The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders of the Company. All stockholders are entitled to share equally in dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available. In the event of liquidation, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities. Stockholders do not have cumulative or preemptive rights.

Preferred Stock

Our Certificate of Incorporation authorizes the issuance of up to 20,000,000 shares of Preferred Stock with designations, rights and preferences to be determined from time to time by our Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of the Common Stock. In the event of issuance, the Preferred Stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although we have no present intention to issue any shares of our authorized Preferred Stock, there can be no assurance that we will not do so in the future.

Of the 20,000,000 shares of preferred stock, 10,000 shares are designated as Series Z Preferred Stock, $0.0001 par value each. Series Z Preferred stock pay no dividends, have no right to convert those shares into Common Stock or any other class of securities of the Corporation. Each one share of the Series Z Preferred Stock shall have voting rights equal to one million (1,000,000) votes of Common Stock. With respect to all matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent, the holders of shares of Series Z Preferred Stock shall vote together with the holders of Common Stock without regard to class, except as to those matters on which separate class voting is required by applicable law or the Corporation’s Certificate of Incorporation or by-laws.

(b) Debt Securities.

None.

(c) Other Securities

None.

 INDEMNIFICATION OF OFFICERS AND DIRECTORS

Our directors and officers are indemnified as provided by the Nevada corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Note: The information contained herein is not supplemented by any additional financial information herein as we have not partaken in a merger or engaged in any acquisition that would require we include such additional financial statements. Current financial information as it pertains to the Company can be found within the Company’s available SEC filings.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

None.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Note: The information contained herein is not supplemented by any additional financial information herein as we have not partaken in a merger or engaged in any acquisition that would require we include such additional financial statements. Current financial information as it pertains to the Company can be found within the Company’s available SEC filings.

EXHIBITS TO FORM 8-K

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation (1)
3.11	Amendment to our Certificate of Incorporation (2)
3.2	Bylaws (1)
10.1	Collaboration Agreement (3)

(1) Incorporated herein by reference to the Form 10-12G/A originally filed on June 24, 2021.

(2) Incorporated herein by reference to the Form 8-K originally filed on August 25, 2021.

(3) Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dr. Foods, Inc.

Dated: October 15, 2021

By: /s/ Koichi Ishizuka

Koich Ishizuka,

Chief Executive Officer and Director